21.1
                         Subsidiaries of the Registrant
                 Electronic Manufacturing Services Groups, Inc.



1.       EMSG Systems Division, Inc.
         6638 Old Wake Forest Road
         Raleigh, North Carolina  27616
         (919) 876-6049